UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): April 15, 2022

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39120	84-2421185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd. Suite 1000 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to purchase Common Stock	ECOLW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously announced, on February 8, 2022, US Ecology, Inc., a Delaware corporation (“US Ecology” or the “Company”), Republic Services, Inc., a Delaware corporation (“Republic Services”), and Bronco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Republic Services (“Merger Sub”), entered into Agreement and Plan of Merger (as the same may be amended, supplemented and modified from time to time, the “Merger Agreement”), which provides that, subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into US Ecology, with US Ecology continuing as the surviving company and a wholly-owned subsidiary of Republic Services (such transactions, collectively, the “Merger”).

One of the conditions to the Merger under the Merger Agreement is the approval of US Ecology’s stockholders. On March 11, 2022, in accordance with the rules and regulations of the SEC, US Ecology filed a Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in order to solicit proxies in connection with an upcoming special meeting of US Ecology’s stockholders to approve the Merger Agreement (the “Special Meeting”). US Ecology subsequently filed, and commenced mailing with respect to, a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement” and, together with the Preliminary Proxy Statement, the “Proxy Statement”) with the SEC on March 29, 2022.

Commencing on March 15, 2022, purported individual stockholders of US Ecology filed complaints in the United States District Courts for the Southern District of New York, for the Eastern District of New York, and for the Eastern District of Pennsylvania, in the matters captioned Ryan O’Dell v. US Ecology, Inc., et al, No. 22-cv-2131 (S.D.N.Y., filed Mar. 15, 2022) (“O’Dell”), Ray Pizzaro v. US Ecology, Inc., et al, No. 22-cv-02144 (S.D.N.Y., filed Mar. 15, 2022) (“Pizzaro”), Matthew Whitfield v. US Ecology, Inc., et al, No. 22-cv-01515 (E.D.N.Y., filed Mar. 18, 2022) (“Whitfield”), Lewis D. Baker v. US Ecology, Inc., et al, No. 22-cv-01053 (E.D. Pa., filed Mar. 18, 2022) (“Baker”), and Teresa McCurdy v. US Ecology, Inc. et al, No. 22-cv-01685 (E.D.N.Y., filed Mar. 25, 2022) (“McCurdy,” and together, the “Transaction Litigation”). The complaints in the Transaction Litigation name as defendants the Company and the members of the Board.

The complaints in the Transaction Litigation generally allege that the preliminary proxy statement filed by US Ecology with the SEC on March 11, 2022, in connection with the Merger Agreement is materially incomplete and misleading by allegedly failing to disclose purportedly material information relating to the sale process leading to the proposed transaction, the Company’s financial projections, and the analyses performed by the Co-Financial Advisors. Each of the Complaints asserts violations of Section 14(a) of the Exchange Act, Rule 14a-9 promulgated thereunder, and Section 20(a) of the Exchange Act. In addition, the complaint in the Pizzaro action also asserts a claim for breach of fiduciary duty by the members of the Board in connection with the approval of the Merger Agreement and the disclosures in the preliminary proxy statement, and a claim against US Ecology for aiding and abetting the alleged breaches of fiduciary duty. The Transaction Litigation seeks, among other things, an injunction of the proposed transaction, rescission of the Merger Agreement, a declaratory judgment that the Company and the Board violated the Exchange Act and Rule 14a-9 promulgated thereunder, damages, plaintiff’s attorneys’ fees and expenses, and any other relief the court may deem just and proper.

While US Ecology cannot predict the outcome of each Transaction Litigation, US Ecology believes that the cases are without merit and US Ecology and its directors intend to defend vigorously against the Transaction Litigation.

It is possible that additional similar complaints could be filed in connection with the proposed transaction. If additional similar complaints are filed, absent new or significantly different allegations, US Ecology will not necessarily disclose such additional complaints or filings.

In addition to the Transaction Litigation, the Company has received letters from four purported stockholders of the Company demanding additional disclosures related to the sale process leading to the proposed transaction, the Company's financial projections and the analyses performed by the Co-Financial Advisors.

SUPPLEMENTAL DISCLOSURES

Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures.

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and terms used in this Current Report on Form 8-K, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated disclosure from the Definitive Proxy Statement is presented in underlined text.

The section of the Definitive Proxy Statement entitled: “Background of Merger” is amended and supplemented as follows:

On page 30, the third full paragraph is amended and restated in its entirety as follows (new language underlined):

Meanwhile, the Company began to receive inbound indications of interest from potential transaction counterparties: On December 11, 2020, Party A, a private equity firm, delivered an unsolicited letter expressing an interest in acquiring 100% of the Company’s common stock at a value of $46.60 per share, and on December 14, 2020, Party B, a strategic buyer, delivered an unsolicited letter expressing an interest in acquiring 100% of the Company’s common stock at a value range of $44.00-$46.00 per share.

On page 30, the fourth full paragraph is amended and restated in its entirety as follows (new language underlined):

In light of the inbound inquiries the Company had received regarding a potential strategic transaction, the Company engaged both Houlihan Lokey and Barclays, to provide financial advisory services in connection with any such strategic transaction, including, in each case and if requested by the Company, the delivery by Barclays or Houlihan Lokey (as applicable) of an opinion to the Board with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered in a particular strategic transaction to such stockholders. Barclays and Houlihan Lokey were retained as Co-Financial Advisors to the Company in connection with a potential strategic transaction involving the Company based on various factors, including each Co-Financial Advisor’s industry expertise, qualifications and reputation with respect to financial advisory services and the Board’s determination that retaining two experienced financial advisors would be in the best interests of US Ecology’s stockholders.

On page 31, the fourth full paragraph is amended and restated in its entirety as follows (new language underlined):

On August 31, 2021, Party D’s Executive Chairman and the Company’s Chief Executive Officer held a discussion at an industry event during which Party D, a strategic buyer, disclosed receiving an unsolicited inbound communication from Party C presenting Party C’s investment thesis on the Company and inquiring if Party D would have any interest in pursuing an acquisition of the Company. In this discussion, Party D indicated to the Company’s Chief Executive Officer that Party D would not have an interest in pursuing a transaction with the Company. The Company’s Chief Executive Officer later reported this communication to the Board.

On page 31, the fifth full paragraph is amended and restated in its entirety as follows (new language underlined):

On September 7, 2021, the Chief Executive Officer of Party B contacted the Company’s Chief Executive Officer to discuss current industry trends and business challenges. During this discussion, Party B expressed continued interest in pursuing a transaction with the Company, but noted that Party B would likely need to pay a significant portion of the transaction consideration using its stock instead of cash, given Party B’s recent announcement of another transaction. The Company’s Chief Executive Officer later reported this communication to the Board.

On page 32, the first full paragraph is amended and restated in its entirety as follows (new language underlined):

On October 22, 2021, the Chief Development Officer of Republic Services contacted one of the Company’s independent directors, Richard Burke, to inquire who Republic Services should contact to initiate a discussion regarding exploring a strategic transaction. The Chief Development Officer of Republic Services was a prior industry contact of Mr. Burke. Following this unsolicited outreach, Mr. Burke directed that the proper channel of communication be through the Company’s Chief Executive Officer, and on October 23, 2021, the respective Chief Executive Officers of the Company and Republic Services discussed, among other things, an overview of the Company’s businesses, as well as the possible synergies that could result from an acquisition of the Company by Republic Services. The Company’s Chief Executive Officer then communicated the content of the discussion to the Board by email on October 23, 2021.

On page 32, the sixth full paragraph is amended and restated in its entirety as follows (new language underlined):

On November 16, 2021, the Company had an introductory meeting with Party E, a private equity firm, another party which had expressed an interest (unsolicited) in a potential transaction with the Company, to provide an overview of the Company’s business.

On page 33, the first full paragraph is amended and restated in its entirety as follows (new language underlined):

On November 29, 2021, following the initial discussions with Party E, the Board met and discussed Party E’s indication of interest. The Board authorized management to negotiate a nondisclosure agreement with Party E, but only on a non-exclusive basis because the Company was at that time in active discussions with other parties. At this meeting of the Board, the Board also established a transaction committee to oversee the Company’s exploration of potential strategic alternatives, including, but not limited to, a potential transaction with Republic Services, Party E or any other interested party. The members of the committee were each “independent” under applicable Nasdaq listing standards, had no financial or other material relationships with any potential counterparty and were each selected by the Board based on their deep experience with merger and acquisition transactions. The transaction committee (“Transaction Committee”) was comprised of Daniel Fox, Richard Burke, Katina Dorton, and Glenn A. Einsenburg, with Richard Burke as chairman, and the goal of the Transaction Committee was to allow the Board to expeditiously and efficiently explore a potential merger or sale of, or other strategic transaction involving, the Company, to keep the Board fully informed and ultimately make a recommendation regarding any such transaction to the full Board. The Transaction Committee was not established due to any conflict of interest with any potential counterparty. At this meeting representatives of Dechert also made a preliminary report to the Board on their views of the potential antitrust risks that would arise in attempting to complete a transaction with various proposed counterparties, including Republic Services, Party A, Party B and Party E.

On page 33, the sixth full paragraph is amended and restated in its entirety as follows (new language underlined):

On December 3, 2021, Republic Services’ Chief Development Officer reached out to one of the Company’s independent directors, Richard Burke, seeking more clarity on how Republic Services and the Company could potentially move forward towards a negotiated transaction. In response, on December 8, 2021, at the direction of the Transaction Committee and in consultation with the Company’s Co-Financial Advisors, the Company’s Chief Executive Officer contacted Republic Services’ Chief Development Officer and expressed the view that, based on prior discussions with the Board, Republic Services would need to increase the valuation range stated in Republic Services’ November 3, 2021 offer to a price of $50.00 per share or more in order for the Company to seriously entertain Republic Services’ offer.

On page 34, the last sentence of the first full paragraph is amended and restated in its entirety as follows (new language underlined):

The Transaction Committee also reviewed the Company’s financial projections, which are the same Projections described and set forth on pages 58 to 61 of this Definitive Proxy Statement under the heading “Projected Financial Information”.

On page 35, the first full paragraph is amended and restated in its entirety as follows (new language underlined):

On January 11, 2022, the Company and Republic Services executed a nondisclosure agreement, which, among other things, included a nine-month standstill obligation in favor of the Company which would fall away upon the announcement by the Company of the Company’s entry into a definitive agreement with respect to a strategic transaction with a party other than Republic Services. Other than Party E and Republic Services, the Company did not enter into any other nondisclosure agreements during the period of time described in this section entitled “Background of the Merger”.

On page 35, the first sentence of the fifth full paragraph is amended and restated in its entirety as follows (new language underlined):

On January 25, 2022, the Chief Executive Officer of Republic Services submitted verbally to the Chief Executive Officer of the Company a revised proposal to acquire 100% of the Company’s common stock at a value of $48.00 per share on an all-cash basis.

The section of the Definitive Proxy Statement entitled: “Opinions of Financial Advisors – Opinion and Financial Analysis of Barclays” is amended and supplemented as follows:

On pages 46, the table entitled “Enterprise Value as Multiple of Calendar Year 2022 Estimated EBITDA” is amended and restated in its entirety as follows (new line items are underlined):

Enterprise Value as a Multiple of Calendar Year 2022 Estimated EBITDA

Selected Comparable Companies	EV / CY2022E EBITDA
Specialty Waste Companies
Stericycle, Inc.	14.0x
Clean Harbors, Inc.	9.5x
Harsco Corporation	8.2x
Heritage-Crystal Clean, Inc.	6.7x
Median	8.9x
Average	9.6x
Range	6.7x – 14.0x
Solid Waste Companies
Casella Waste Systems, Inc.	19.4x
Waste Connections, Inc.	17.2x
Waste Management, Inc.	13.9x
GFL Environmental Inc.	13.8x
Republic Services	13.5x
Median	13.9x
Average	15.6x
Range	13.5x – 19.4x

On page 48, the first table is amended and restated in its entirety as follows (new line items are underlined):

Announcement Date	Specialty/Solid Waste	Acquiror	Target	EV / LTM EBITDA
January 2016	Solid Waste	Waste Connections, Inc.	Progressive Waste Solutions Ltd.	8.8x
June 2018	Specialty Waste	Hennessy Capital Acquisition Corp. III	NRC Group Holdings, LLC	8.6x
November 2018	Specialty Waste	The Company	Ecoserv Industrial Disposal, LLC	9.2x
April 2019	Solid Waste	Waste Management, Inc.	Advanced Disposal Services, Inc.	10.7x
May 2019	Specialty Waste	Harsco Corporation	Clean Earth, Inc.	9.6x
June 2019	Specialty Waste	The Company	NRC Group Holdings Corp.	10.6x
February 2020	Specialty Waste	Harsco Corporation	Stericycle Environmental Solutions, Inc.	13.2x
June 2020	Solid Waste	GFL Environmental Inc.	Waste Management, Inc. / Advanced Disposal Services, Inc. assets	8.8x
August 2020	Solid Waste	GFL Environmental Inc.	WCA Waste Corporation	10.5x
March 2021	Specialty Waste	GFL Environmental Inc.	Terrapure Environmental Ltd.	9.5x
July 2021	Solid Waste	EQT AB	Covanta Holding Corporation	11.8x
August 2021	Specialty Waste	Clean Harbors, Inc.	HydroChemPSC	10.9x

On page 48, the second paragraph under the disclosure entitled “Discounted Cash Flow Analysis” is amended and restated in its entirety as follows (new language is underlined):

Barclays first calculated the estimated enterprise value of the Company using the discounted cash flow method, Barclays added (i) the Company’s projected after-tax unlevered free cash flows for fiscal years 2022 through 2026, based on management projections, to (ii) the “terminal value” of the Company and any tax savings from the use of net operating losses, and discounted such amount to its present value using a range of selected discount rates. The utilization of net operating losses used by Barclays in this analysis is defined and set forth in the section of this Proxy Statement titled “Projected Financial Information” on pages 58 to 61. The after-tax unlevered free cash flows were calculated by taking the Adjusted EBITDA of the Company and (i) subtracting cash expenses, cash taxes and capital expenditures and (ii) adjusting for changes in working capital, in each case based on the management projections. The after-tax unlevered free cash flows used by Barclays in this analysis are defined and set forth in the section of this Proxy Statement titled “Projected Financial Information” on pages 58 to 61. The residual value of the Company at the end of the forecast period, or “terminal value,” was estimated by selecting a range of perpetuity growth rates of 2.0% to 3.0%, which were derived by Barclays utilizing its professional judgment and experience. The range of after-tax discount rates of 8.5% to 9.5% was selected based on an analysis of the weighted average cost of capital of the Company, which was derived by application of the Capital Asset Pricing Model and took into account certain metrics including the unlevered beta of the Company and the capital structures of the selected comparable companies.

On page 49, the third full paragraph under the section entitled: “Present Value of Future Share Price Analysis” is amended and restated in its entirety as follows (new language is underlined):

Barclays then calculated a range of implied prices per share of Company common stock by (i) subtracting the projected amount of the Company’s net debt as of each respective fiscal year end based on management projections, (ii) adding to such amount estimated future investments of approximately $12 million by the Company in a privately-held company, (iii) dividing such amount by the estimated fully diluted number of shares of Company common stock derived from management projections and (iv) adding to such future equity values per share of Company common stock the anticipated amount of annual dividends per share of Company common stock, as applicable, based on the management projections. The annual dividends and fully diluted number of shares for each fiscal year used in Barclays’ analysis are defined and set forth in the section of this Proxy Statement titled “Projected Financial Information” on pages 58 to 61.

The section of the Definitive Proxy Statement entitled: “Opinions of Financial Advisors — Opinion and Financial Analysis of Houlihan Lokey” is amended and supplemented as follows:

On page 55, the second sentence of the paragraph entitled: “Enterprise” is amended and restated in its entirety as follows (new language is underlined):

Enterprise. Houlihan Lokey performed a discounted cash flow analysis of the Company on an enterprise basis by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company and the estimated net present value of the terminal value of the Company, based on the Projections, in each case, including the Company’s ROI Initiatives that are forecasted to be started in fiscal year 2022 and excluding net cash flows from the Company’s ROI Initiatives that are forecasted to be started in fiscal year 2023 or fiscal year 2024; for further information, please refer to “Unlevered Free Cash Flow (Enterprise)” in the section of this Proxy Statement entitled “Projected Financial Information” beginning on page 58. Houlihan Lokey calculated terminal values for the Company by applying a range of perpetuity growth rates of 2.5% to 3.0%, selected based on Houlihan Lokey’s professional judgment and experience, to the Company’s fiscal year 2026 estimated unlevered, after-tax free cash flows. The net present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 8.5% to 9.5%, based on an estimate of the Company’s weighted average cost of capital, to determine an implied enterprise value reference range.

On page 55, the second sentence of the subsection entitled: “ROI Initiatives” is amended and restated in its entirety as follows (new language is underlined):

ROI Initiatives. Houlihan Lokey performed a discounted cash flow analysis of the Company’s ROI Initiatives by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company’s ROI Initiatives that are forecasted to be started in fiscal year 2023 or fiscal year 2024 and the estimated net present value of the terminal value of such ROI Initiatives, based on the Projections (the “ROI Initiatives Implied Value”); for further information, please refer to “Unlevered Free Cash Flow (ROI)” in the section of this Proxy Statement entitled “Projected Financial Information” beginning on page 58. Houlihan Lokey calculated terminal values for such ROI Initiatives by applying a range of perpetuity growth rates of 2.5% to 3.0%, selected based on Houlihan Lokey’s professional judgment and experience, to such ROI Initiatives’ fiscal year 2026 normalized unlevered, after-tax free cash flows. The net present values of such ROI Initiatives’ projected future cash flows and terminal values were then calculated using discount rates ranging from 11.0% to 12.0%, based on an estimate of the cost of equity of (i) the Company and (ii) the selected companies listed below, to determine an implied value.

On page 55, the second full paragraph of the subsection entitled: “ROI Initiatives” is amended and restated in its entirety as follows (new language is underlined):

Houlihan Lokey then added the implied enterprise value reference range from the discounted cash flow analysis of the Company on an enterprise basis and the ROI Initiatives Implied Value, to determine a total implied enterprise value reference range for the Company. Houlihan Lokey then subtracted total debt and added cash and cash equivalents, the book value of the Company’s long-term investments, as provided by Company management and each as of December 31, 2021, and the present value of the expected tax savings from the Company’s net operating losses, as provided by Company management (calculated assuming a federal tax rate of 21.0% and using a discount rate range of 11.0% to 12.0%, based on an estimate of the Company’s cost of equity), to derive an implied equity value reference range for the Company. The Company’s cash and cash equivalents as of December 31, 2021, and the utilization of net operating losses of the Company are set forth in the section of this Proxy Statement titled “Projected Financial Information” on pages 58 to 61. The figures in the implied equity value reference range were then divided by the number of fully diluted shares of US Ecology common stock outstanding to calculate a reference range of implied equity values per share. The discounted cash flow analysis indicated an implied per share equity value reference range of $43.64-$60.63, as compared to the proposed merger consideration of $48.00 per share in cash.

On pages 55 - 56, the disclosure that begins with “The selected companies included the following:” and ends with “Selected Companies Analysis” is amended and restated in its entirety as follows (new line items and new language are underlined):

The selected companies and the financial data reviewed included the following:

Enterprise Value Multiples

Selected Companies	Enterprise Value / CY 2021E Adjusted EBITDA	Enterprise Value / CY 2022E Adjusted EBITDA	Enterprise Value / CY 2023E Adjusted EBITDA
Clean Harbors, Inc.	9.8x	9.0x	8.6x
Harsco Corporation	9.9x	9.1x	8.6x
Heritage-Crystal Clean, Inc.	6.1x	7.2x	7.2x
Stericycle, Inc.	15.4x	14.7x	12.7x

Financial Metric	Low	High	Median	Mean
CY 2021E Adjusted EBITDA	6.1x	15.4x	9.8x	10.3x
CY 2022E Adjusted EBITDA	7.2x	14.7x	9.1x	10.0x
CY 2023E Adjusted EBITDA	7.2x	12.7x	8.6x	9.3x

Taking into account the results of the selected companies analysis and based on its professional judgment and experience, Houlihan Lokey applied the selected multiple ranges set forth in the table below to corresponding financial data for the Company based on the Projections, to calculate an implied enterprise value reference range. Houlihan Lokey then subtracted total debt and added cash and cash equivalents, the book value of the Company’s long-term investments, as provided by Company management, with balance sheet information as of December 31, 2021, and the ROI Initiatives Implied Value, to derive an implied equity value reference range. The figures in the implied equity value reference range were then divided by the number of fully diluted shares of US Ecology common stock outstanding to calculate a reference range of implied values per share. The selected companies analysis indicated the implied per share equity value reference ranges set forth in the table below, as compared to the proposed merger consideration of $48.00 per share in cash.

On pages 56 - 57, the disclosure that begins with “The selected transactions included the following:” and ends with “Selected Transactions Analysis” is amended and restated in its entirety as follows (new line items and new language are underlined):

The selected transactions and the financial data reviewed included the following:

Transaction Value Multiples

Date Announced	Target	Acquiror	Transaction Value / LTM Adjusted EBITDA
8/4/2021	HydroChemPSC	Clean Harbors, Inc.	10.9x
7/14/2021	Covanta Holding Corporation	EQT Partners AB; EQT Infrastructure V	12.8x
3/15/2021	Terrapure Environmental Ltd. (Solid Waste and Environmental Solutions Business)	GFL Environmental Inc.	9.5x
2/7/2020	Stericycle Environmental Solutions, Inc. (Domestic Environmental Solutions Business)	Harsco Corporation	13.2x
5/9/2019	CEHI Acquisition Corporation	Harsco Corporation	9.6x
3/1/2018	Newalta Corporation	Tervita Corporation	10.8x
1/23/2018	Veolia Environmental Solutions Services North America Corp. (U.S. Industrial Cleaning Services division)	Clean Harbors, Inc.	NA

Note: “NA” refers to Not Available

Financial Metric	Low	High	Median	Mean
LTM Adjusted EBITDA*	9.5x	13.2x	10.8x	11.1x

*	Summary statistics do not include the LTM Adjusted EBITDA multiple for the Veolia Environmental Solutions Services North America Corp. / Clean Harbors, Inc. transaction, which was not available.

Taking into account the results of the selected transactions analysis and based on its professional judgment and experience, Houlihan Lokey applied the selected multiple range set forth in the table below to the Company’s LTM Adjusted EBITDA as of December 31, 2021, to calculate an implied enterprise value reference range. Houlihan Lokey then subtracted total debt and added cash and cash equivalents, the book value of the Company’s long-term investments, as provided by Company management, with balance sheet information as of December 31, 2021, and the ROI Initiatives Implied Value, to derive an implied equity value reference range. The figures in the implied equity value reference range were then divided by the number of fully diluted shares of US Ecology common stock outstanding to calculate a reference range of implied equity values per share. The selected transactions analysis indicated an implied per share equity value reference range set forth in the table below, as compared to the proposed merger consideration of $48.00 per share in cash.

The section of the Definitive Proxy Statement entitled: “Projected Financial Information – Summary of the Projections” is amended and supplemented as follows:

On page 60 and 61, the table and accompanying footnotes are amended and restated in their entirety as follows (new line items and new language are underlined):

($ and shares in millions)	2022	2023	2024	2025	2026
Revenue	1,040	1,123	1,224	1,297	1,373
Adjusted EBITDA (1)	181	224	268	294	320
Adjusted EBITDA (excluding SBC and ROI) (2)	174	214	252	274	299
Unlevered Cash Flows (3)	66	77	104	135	167
Unlevered Free Cash Flows (Enterprise) (4)	62	87	114	118	151
Unlevered Free Cash Flows (ROI) (5)	0	(15)	(17)	9	9
CapEx (6)	97	93	91	82	75
Utilization of Net Operating Losses (7)	30	29	0	0	0
Annual Dividends(8)	0	23	23	23	23
Fully Diluted Shares(9)	32	32	32	32	32

(1)	EBITDA, a non-GAAP financial measure, means net (loss) income from continuing operations adjusted for interest, taxes, depreciation and amortization. Adjusted EBITDA, a non-GAAP financial measure, means EBITDA adjusted to exclude non-cash and non-recurring items, as well as other adjustments permitted in calculating covenant compliance under the agreements governing US Ecology’s outstanding debt securities and credit facilities. US Ecology excludes acquisition and development costs and stock-based compensation in its calculation of Adjusted EBITDA. US Ecology believes Adjusted EBITDA is useful to evaluate performance because it eliminates the effects of financing and income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of US Ecology’s performance on an ongoing basis.

(2)	Adjusted EBITDA (excluding SBC and ROI), a non-GAAP financial measure, means Adjusted EBITDA less stock-based compensation expense and the EBITDA contribution from ROI Initiatives that are forecasted to be started in fiscal year 2023 or fiscal year 2024. The measure of Adjusted EBITDA (excluding SBC and ROI) was calculated by Houlihan Lokey based on information provided by US Ecology’s senior management as set forth in the Projections, and was reviewed and approved by US Ecology’s senior management for Houlihan Lokey’s use in connection with its financial analyses described in the section entitled “Opinions of Financial Advisors—Opinion and Financial Analyses of Houlihan Lokey” beginning on page 51 of this Proxy Statement.

(3)	Unlevered Cash Flows is a non-GAAP financial measure calculated by Barclays as Adjusted EBITDA less expenses, cash taxes and capital expenditures and adjusted for changes in working capital, in each case, as set forth in the Projections. The measure of Unlevered Cash Flows was reviewed and approved by US Ecology’s senior management for Barclays’ use in connection with its illustrative discounted cash flows analyses described in the section entitled “Opinions of Financial Advisors—Opinion and Financial Analyses of Barclays” beginning on page 43 of this Proxy Statement.

(4)	Unlevered Free Cash Flows (Enterprise) is a non-GAAP financial measure calculated by Houlihan Lokey as Adjusted EBITDA (excluding SBC and ROI), less business development expense, less depreciation, amortization and accretion expense, less taxes, plus depreciation, amortization and accretion expense, less closing and post-closing payments, less capital expenditures and adjusted for changes in working capital, in each case based on information provided by US Ecology senior management as set forth in the Projections, and was reviewed and approved by US Ecology senior management for Houlihan Lokey’s use in connection with its financial analyses described in the section entitled “Opinions of Financial Advisors--Opinion and Financial Analyses of Houlihan Lokey” beginning on page 51 of this Proxy Statement.

(5)	Unlevered Free Cash Flows (ROI) is a non-GAAP financial measure calculated by Houlihan Lokey as EBITDA contribution from ROI Initiatives that are forecasted to be started in fiscal year 2023 or fiscal year 2024, less depreciation expense, less taxes, plus depreciation expense, less capital expenditures, in each case based on information provided by US Ecology’s senior management as set forth in the Projections, and was reviewed and approved by US Ecology’s senior management for Houlihan Lokey’s use in connection with its financial analyses described in the section entitled “Opinions of Financial Advisors—Opinion and Financial Analyses of Houlihan Lokey” beginning on page 51 of this Proxy Statement.

(6)	CapEx means capital expenditures for maintenance activities including equipment replacement, infrastructure improvements and other routine capital projects, landfill airspace expansion and growth capital from ROI Initiatives that are expected to result in increased revenue or reduced expenses.

(7)	Utilization of Net Operating Losses means the amount of potential tax deductions that the Company would be entitled to as a result of the expected use of net operating losses for the relevant fiscal year.

(8)	Annual Dividends means dividend payments to stockholders of record for each year assuming the dividend of $0.18 per share, on a quarterly basis, were reinstated in 2023.

(9)	Fully Diluted Shares are calculated based on the treasury stock method.

On page 61, a new table will be added following footnote (9), as set forth below:

($ in millions)	As of December 31, 2021
Cash and Cash Equivalents	67.5

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Report contains certain forward-looking information about US Ecology that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about US Ecology’s plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although US Ecology believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurances that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the effects of the COVID-19 pandemic and actions taken in response thereto, acts of war (including the ongoing war in Ukraine), riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, the risk that the transaction may not be completed in a timely manner, if at all, the failure to satisfy the conditions of the consummation of the transaction, the effect of the announcement or pendency of the transaction on US Ecology’s business relationships, operating results, and business generally, the risk that the proposed transaction disrupts current plans and operations of US Ecology, including by diverting management’s attention from ongoing business operations, and the outcome of any legal or regulatory proceedings related to the merger agreement or the transaction. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in US Ecology’s reports filed with the SEC, including its Annual Reports on Form 10-K for the fiscal year ended December 31, 2021, particularly under Part II, Item 1A - Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for US Ecology to predict all such risk factors, or to assess the impact such risk factors might have on its businesses. US Ecology undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Report may be deemed to be solicitation material in respect of the Merger. US Ecology has filed with the SEC a Definitive Proxy Statement in connection with the contemplated Merger. The Definitive Proxy Statement contains important information about the contemplated Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed with the SEC at the SEC’s website at www.sec.gov, or without charge, contacting US Ecology’s Investor Relations, Alison Ziegler at aziegler@darrowir.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

US Ecology and its directors and executive officers may be deemed to be participants in the solicitation of proxies from US Ecology’s stockholders in connection with the contemplated transaction. Information about US Ecology’s directors and executive officers is set forth in its proxy statement for its 2021 Annual Meeting of Stockholders, which may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions is included in the definitive proxy statement that US Ecology has filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

US ECOLOGY, INC.

Date: April 15, 2022	By	/s/ Eric Gerratt
Eric Gerratt Executive Vice President, Chief Financial Officer and Treasurer